SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2014

Cytta Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Pkwy ste. 160, Las Vegas, NV	89141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-307-1680

6490 S. Desert Inn Rd. ste 101, Las Vegas, NV 89146 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

At a special meeting of our board of directors held November 13, 2014, we amended our bylaws, Article III.3., to provide that a special meeting of the board may be called by the board chair or by a majority of the members of the board on not less than 24 hours advance notice. Previously, special meetings required ten days advance notice.

Item 8.01 Other Events

We filed suit against Gary Campbell on November 14, 2014, in the Eighth Judicial District Court in and for Clark County, Nevada, seeking declaratory and injunctive relief, together with compensatory and exemplary damages, as a result of Mr. Campbell’s acts and omissions as detailed in the complaint. The declaratory relief sought includes asking the court to resolve the current dispute between Mr. Campbell and a majority of the members of our board of directors regarding control of the company. A copy of the complaint as filed is furnished herewith.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
99.1	Complaint filed November 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytta Corp.

/s/ Vanessa Luna

Vanessa Luna, President

Date: November 27, 2014

2